UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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SCHEDULE 14A

SCHEDULE 14A INFORMATION

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Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant [X]

Filed by a party other than the Registrant [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[  ] Confidential, for Use of the Commission Only (as permitted by Rules
     14a-6(e)(2))

[X] Definitive Proxy/Information Statement

[  ] Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Sec.240.14a-12

UQM Technologies, Inc.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

 [X] No fee required.

 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

 [ ] Fee paid previously with preliminary materials.

 [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
      0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

UQM TECHNOLOGIES, INC.

7501 Miller Drive

Frederick, Colorado 80530

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 2, 2006

The annual meeting of shareholders of UQM Technologies, Inc. will be held on August 2, 2006, at 10:00 a.m., Denver Time at the Radisson North Denver Hotel, 83 East 120th Avenue, Thornton, Colorado 80233 for the following purposes:

1. To elect a Board of five (5) directors to serve for the ensuing year and thereafter until their successors are duly elected and qualified.

2. To consider and vote upon a proposal to ratify the appointment of Grant Thornton LLP to act as independent auditors for the fiscal year ending March 31, 2007.

                                                     3. To transact such other business as may properly come before the meeting.

The record date for the Annual Meeting of Shareholders has been fixed at June 16, 2006. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the meeting.

 June 19, 2006                                                                                             By order of the Board of Directors

                                                                                                                     /s/Donald A. French

                                                                                                                     Donald A. French, Secretary

YOUR VOTE IS IMPORTANT. All shareholders, whether or not they expect to attend the Annual Meeting, are requested to complete, date, sign and mail the enclosed proxy, which is solicited by the Board of Directors. The enclosed envelope may be used for that purpose. If you attend the meeting, you may vote in person even though you have given a proxy.

PROXY STATEMENT

____________________________

UQM TECHNOLOGIES, INC.

7501 Miller Drive

Frederick, Colorado 80530

____________________________

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 2, 2006

____________________________

This proxy statement is being mailed on or about June 28, 2006, to the shareholders of UQM Technologies, Inc. ("UQM" or the "Company") in connection with the solicitation by the Board of Directors of the enclosed form of proxy for the Annual Meeting of Shareholders to be held on August 2, 2006. The last Annual Meeting of Shareholders was held on July 28, 2005.

If the enclosed proxy is properly signed and returned to the Company, the shares represented by the proxy will be voted at the meeting. If a shareholder indicates in his proxy a choice with respect to any matter to be voted upon, the shares will be voted in accordance with the shareholder’s choice. If no choice is indicated, the shares will be voted "for" each of the proposals. A shareholder giving a proxy may revoke it at any time before it is voted by giving written notice to the Secretary of the Company, by executing a proxy bearing a later date or by attending the meeting and voting in person.

Persons making the solicitation

This proxy is solicited on behalf of the Board of Directors of the Company. The solicitation will be made predominately by mail. The expense of such solicitation will be borne by the Company and will include reimbursement paid to brokerage firms and others for their expenses in forwarding solicitation material regarding the meeting to beneficial owners. Further solicitation of proxies may be made by telephone or oral communication with some shareholders of the Company following the original solicitation. All such further solicitation will be made by regular employees of the Company, who will not be additionally compensated therefore.

SHAREHOLDERS ENTITLED TO VOTE

Shareholders of record at the close of business on June 16, 2006, will be entitled to vote at the meeting. As of that date there were 25,129,019 shares of the Company’s $.01 par value common stock outstanding, each share being entitled to one vote. The Company has no other classes of voting securities. The Company’s articles of incorporation provide that one-third of the outstanding shares of the common stock entitled to vote, represented in person or by proxy, shall constitute a quorum at any shareholders’ meeting. In the election of directors, that number of candidates equaling the number of directors to be elected, having the highest number of votes cast in favor of their election, are elected to the Board of Directors. For other matters subject to voting, the votes cast in favor of a matter must exceed the votes cast opposing the action. Cumulative voting is not allowed in the election of directors or for any other purposes.

Shares that withhold votes for a nominee for director or shares that either abstain from voting on other proposals presented or which lack authority to vote will have no effect in the tabulation of votes although they will be counted toward the presence of a quorum.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of "Householding" proxy statements and annual reports. This means that only one copy of the Corporation’s Proxy Statement or Annual Report to Shareholders may have been sent to multiple shareholders in each household. The Company will promptly deliver a separate copy of either document to any shareholder upon written or oral request to the Secretary of the Company, UQM Technologies, Inc., 7501 Miller Drive, P.O. Box 439, Frederick, Colorado 80530, telephone: (303) 278-2002. Any shareholder who wants to receive separate copies of the Proxy Statement or Annual Report to shareholders in the future, or any shareholder who is receiving multiple copies and would like to receive only one per household, should contact the shareholder’s bank, broker, or other nominee record holder, or the shareholder may contact the Company at the above address and phone number.

ELECTION OF DIRECTORS

Pursuant to the bylaws of the Company, the Board of Directors shall consist of not fewer than three directors. The Board of Directors currently consists of five members. The Board of Directors has nominated five candidates to stand for election to the Board of Directors, four of whom are independent directors, as defined in the applicable rules for companies traded on the American Stock Exchange, and the fifth of whom is the Company’s Chief Executive Officer. Proxies may not be voted for more than five persons. The Board of Directors is not classified, and each director serves for a term of one year and thereafter until his successor is duly elected and qualified.

At the Annual Meeting, the shareholders will elect five members to the Board of Directors. In the absence of instructions to the contrary, the proxy holders will vote the shares represented by proxy in favor of the nominees listed below. The Company expects each of the nominees listed below to be able to serve as a director. If any nominee should become unavailable, however, it is intended that the proxy holders will vote for a substitute designated by management.
			Officer
			or
			Director
Name	Age	Position with the Company	Since	Business Experience

William G. Rankin	62	Chairman of the Board, President and Chief Executive Officer	1994	Chairman of the Board of Directors since February 2000; Chief Executive Officer since August 1999; President and Chief Operating Officer since January 1996; Executive Vice President – Operations from 1992 through 1995.

Ernest H. Drew	69	Director, Member of the Audit Committee and Compensation and Benefits Committee	1999	Consultant and Investor since 1998; Chief Executive Officer of Westinghouse Industries & Technology Group from 1997 to 1998. Member of the Board of Management of Hoechst AG from 1995 to 1997. Director of Ashland, Inc., Public Service Enterprise Group and Thomas & Betts Corporation.

Stephen J. Roy	56	Director, Member of the Audit Committee and Compensation and Benefits Committee	2000	Principal, STL Capital Partners, LLC since 2002. Managing Director- Investment Banking for A. G. Edwards & Sons, Inc. from 1989 through 2002.

Lieutenant General Jerome H. Granrud (Retired)	69	Director, Member of the Audit Committee	2002	Consultant, the Spectrum Group since 1996.

Donald W. Vanlandingham	66	Director, Member of the Compensation and Benefits Committee	2003	Consultant, Cadwest LLC since 2003, Chairman of the Board of Directors of Ball Aerospace and Technologies Corporation, a wholly-owned subsidiary of Ball Corporation from 2002 to 2003; President and Chief Executive Office of Ball Aerospace and Technologies Corporation from 1996 to 2002.

No family relationship exists between any director, executive officer, significant employee or person nominated or chosen by the Company to become a director or executive officer.

There are no arrangements or understandings between any director and any other person pursuant to which any director was nominated as a director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOREGOING NOMINEES.

During the fiscal year ended March 31, 2006 the Board of Directors held meetings on twelve occasions. The Company encourages all of its Directors to attend the Annual Meeting of Shareholders each year. At the last Annual Meeting of Shareholders held July 28, 2005 all members of the Board of Directors were in attendance. Each incumbent director attended or participated in more than seventy-five percent of the meetings of the Board of Directors and Board Committees on which he served during the period he was a director. Participation at meetings was sometimes by telephone, which is authorized under Colorado law. The votes of each director are recorded in the minutes for each matter considered by the Board of Directors. The independent directors serving on the Board of Directors periodically meet as a group without management present. None of the directors listed above has been involved during the last five years in any legal proceedings that are material to an evaluation of the ability or integrity of that person to act as a director of the Company.

The Board of Directors has an Audit Committee and a Compensation and Benefits Committee. The Audit Committee has a written charter adopted by the Board of Directors, attached hereto, that specifies its duties including assisting the Board of Directors in its general oversight of the Company’s financial reporting, internal controls and audit functions, and its direct responsibility for the appointment, retention, compensation and oversight of the independent auditors. The audit committee consists of three directors, Messrs. Drew, Roy and Granrud, and met four times during fiscal 2006. All members of the audit committee are independent directors as defined in applicable rules of the American Stock Exchange and the Securities and Exchange Commission. The audit committee also includes at least one independent member, Mr. Roy, who the Board has determined meets the qualifications of an "audit committee financial expert" in accordance with SEC rules. See also "Report of the Audit Committee" below.

The Compensation and Benefits Committee, which reviews the performance and compensation of the Company’s Chief Executive Officer and administers the 2002 Equity Incentive Plan, Stock Purchase Plan and Employee Stock Bonus Plan, consists of three directors, Messrs. Drew, Roy and Vanlandingham, and met seven times during fiscal 2006.

The Company does not have a Nominating Committee. The Company believes that it is appropriate for all members of the Board of Directors (four of whom are independent directors, as defined in the applicable rules for companies traded on the American Stock Exchange) to consider whether the size and composition of the Board is appropriate in the context of the Company’s business operations and to suggest changes when deemed appropriate. The Board’s policies regarding nominations are set forth in resolutions of the Board of Directors. Priorities and emphasis by members of the Board of Directors may change from time-to-time due to changes in business operations or industry trends relative to the portfolio of skills and experience of current and prospective Board members. Generally, a diversity of factors such as age, general business experience, leadership and understanding and achievement in technology, manufacturing, marketing or finance are considered in the nomination process, although the Board has not established any specific minimum criteria or qualifications that a nominee must possess. Consideration of new Board nominee candidates typically involves internal discussions, identification of potential candidates and interviews with selected candidates. Candidates for nomination to the Board are generally suggested by Board members, Company employees and shareholders or business associates. The Board of Directors will consider candidates proposed by shareholders using the same evaluation criteria as for other candidates. Any shareholder interested in submitting a prospective nominee for consideration by the Board of Directors should submit the candidate’s name and qualifications addressed to: Corporate Secretary at 7501 Miller Drive, P.O. Box 439, Frederick, Colorado 80530.

Communications from Shareholders to the Board of Directors

The Board of Directors recommends that any communications from shareholders be in writing and addressed to the Board in care of the Corporate Secretary, 7501 Miller Drive, P.O. Box. 439, Frederick, Colorado 80530. The name of any specific intended Board member should be noted in the communication. The Board has instructed the Corporate Secretary to forward such correspondence only to the intended recipient; however, the Board has also authorized the Corporate Secretary, prior to forwarding any correspondence, to review the correspondence, and in his discretion, not to forward certain items if they are deemed frivolous, of inconsequential commercial value or otherwise inappropriate for Board consideration.

Code of Ethics

The Company has adopted a Code of Ethics and Business Conduct that applies to all directors, officers, employees, consultants, representatives and agents. The Code of Ethics and Business Conduct is available on our website at www.uqm.com. If the Company makes any substantive amendments to the Code of Ethics and Business Conduct or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors has furnished the following report on its activities:

The committee appointed the independent auditors Grant Thornton LLP to serve for the fiscal year ended March 31, 2006 and this selection was ratified by the Company’s shareholders on July 28, 2005. The committee reviewed and discussed the financial statements included in the Quarterly Reports on Form 10-Q and the audited financial statements in the Annual Report for the fiscal year ended March 31, 2006 with Grant Thornton LLP. The meetings and discussions included the matters required to be discussed by Statement of Auditing Standards No. 61. The committee also reviewed with management and the independent auditors the reasonableness of significant judgements and the clarity and quality of disclosures in the financial statements, not just the acceptability of the Company’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. The independent auditors also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The committee discussed with the independent auditors their independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered whether the independent auditors’ provision of non-audit services is compatible with the auditors’ independence.

In accordance with Audit Committee policy and applicable law, the audit committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by our independent auditor, Grant Thornton LLP (subject to de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to completion of the audit) provided by the independent auditor Grant Thornton LLP. Non-audit services, such as tax return preparation, are provided by service providers other than Grant Thornton LLP.

The committee discussed with the Company’s independent auditors the overall scope and plans for their audit and met with the auditors, with and without management present, to discuss the results of their examinations, their consideration and testing of the Company’s internal controls as part of their audit, and the overall quality of the Company’s financial reporting. The committee also reviewed the Company’s disclosure controls. Four audit committee meetings were held during the fiscal year.

In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended March 31, 2006 and filed with the Securities and Exchange Commission.

The Audit Committee of the Board of Directors:

Ernest H. Drew

Stephen J. Roy

Jerome H. Granrud

MANAGEMENT

The executive officers of the Company are:
Name	Age	Position

William G. Rankin	62	Chairman of the Board of Directors, President and Chief Executive Officer

Donald A. French	50	Treasurer, Secretary and Chief Financial Officer

Ronald M. Burton	52	Vice President, Operations

William G. Rankin, Chairman of the Board of Directors since February 2000 and Chief Executive Officer since August 1999, President and Chief Operating Officer since 1996, Executive Vice President-Operations from 1992 through 1995 and member of the Board of Directors since 1994, joined the Company in 1992.

Donald A. French, Treasurer, Secretary and Chief Financial Officer, joined the Company in 1987. Mr. French also served as Controller from 1987 through 1998.

Ronald M. Burton, Vice President, Operations, joined the Company in March 2004. From 2001 to 2004 Mr. Burton was employed by Stature Electric, Inc., a motor manufacturing company, as Vice President of Sales and Engineering. From 1989 to 2001, Mr. Burton was employed by Globe Motors, a motor manufacturing company, where he served as Director of Engineering and Operations since 1993, and prior to that as Director of Engineering.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the securities laws of the United States, the Company’s directors, its executive (and certain other) officers, and any persons holding more than 10 percent of the Company’s common stock are required to report their ownership of the Company’s common stock and any changes in that ownership to the Securities and Exchange Commission, the American Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange. The Company is required to report in this statement any failure to file timely reports during fiscal 2005. Based on its review of Form 3, Form 4 and Form 5 filings, the Company believes that all required reports were filed timely during fiscal 2006.

EXECUTIVE COMPENSATION

The following table sets forth information for the three years ended March 31, 2006, 2005 and 2004 concerning compensation earned by the Chief Executive Officer and any other executive officer whose total annual salary and bonus in the last fiscal year exceeded $100,000:

Summary Compensation Table
				Long-term Compensation Awards
Name of Individual		Annual		Number of Securities	Other
and Position	Fiscal Year	Compensation		Underlying Options Granted	Compensation
		Salary	Bonus

William G. Rankin
Chairman, President	2006	$ 279,675	$ -0-	100,000	$ 22,069 (1)
and Chief Executive	2005	$ 259,008	$ -0-	145,000	$ 20,930 (1)
Officer	2004	$ 259,008	$ -0-	145,000	$ 18,623 (1)

Donald A. French
Treasurer, Secretary	2006	$ 186,274	$ -0-	75,000	$ 17,555 (2)
and Chief Financial	2005	$ 176,750	$ -0-	100,000	$ 18,829 (2)
Officer	2004	$ 174,663	$ -0-	100,000	$ 17,709 (2)

Ronald M. Burton	2006	$ 143,760	$ -0-	50,000	$ -0-
Vice President	2005	$ 135,843	$ -0-	50,000	$ -0-
Operations	2004(3)	$ 3,096	$ -0-	50,000	$ -0-

(1) The components of other compensation for Mr. Rankin by fiscal year are listed in the following table:
Description	Fiscal year 2006	Fiscal year 2005	Fiscal year 2004
401 (k) Savings Plan matching contribution	$6,160	5,578	4,745
Automobile allowance	$9,720	9,720	9,720
Employer paid life insurance	$6,189	5,632	4,158

(2) The components of other compensation for Mr. French by fiscal year are listed in the following table:
Description	Fiscal year 2006	Fiscal year 2005	Fiscal year 2004
401 (k) Savings Plan matching contribution	$4,745	4,495	3,996
Automobile allowance	$9,720	9,720	9,720
Employer paid life insurance	$3,090	4,614	3,993

(3)    Mr. Burton joined the Company on March 23, 2004.

The foregoing compensation tables do not include certain fringe benefits made available on a non-discriminatory basis to all Company employees such as group health insurance, dental insurance, long-term disability insurance, vacation and paid time off.

Option Grants During Fiscal 2006
	Number of	Percentage of Total			Potential Realizable Value
	Securities	Options Granted to	Exercise		of Assumed Annual Rates
Name of Individual	Underlying	Employees in Fiscal	Price	Expiration	of Stock Price Appreciation
and Position	Options Granted (1)	2006	Per Share	Date	for the Option Term
					5% (2)	10% (3)
William G. Rankin
Chairman, President
and Chief Executive
Officer	100,000	20.92%	$3.84	11-29-2015	$ 241,496	$ 611,997

Donald A. French
Treasurer, Secretary
and Chief Financial
Officer	75,000	15.69%	$3.84	11-29-2015	$ 181,122	$ 458,998

Ronald M. Burton
Vice President
Operations	50,000	10.46%	$3.84	11-29-2015	$ 120,748	$ 305,999

(1)     Represents options granted pursuant to the 2002 Equity Incentive Plan. The options granted vest as to one-third of the aggregate number of underlying shares on each of the next three annual anniversary dates following the date of grant. Additionally, the options are subject to forfeiture and have limitations as to marketability.

(2)     The market capitalization of the Company, as determined by multiplying the outstanding number of shares of common stock at fiscal 2006 year end by the potential realizable share value achieved by applying the price appreciation methodology utilized in this table, would be approximately $181 million versus a market capitalization of approximately $111 million at March 31, 2006. Accordingly, the potential realizable value at assumed annual rates of stock price appreciation over the ten-year term to all shareholders is approximately $70 million assuming no increase in the number of shares of common stock outstanding over the ten-year term.

(3)     The market capitalization of the Company, as determined by multiplying the outstanding number of shares of common stock at fiscal 2006 year end by the potential realizable share value achieved by applying the price appreciation methodology utilized in this table, would be approximately $289 million versus a market capitalization of approximately $111 million at March 31, 2006. Accordingly, the potential realizable value at assumed annual rates of stock price appreciation over the ten-year term to all shareholders is approximately $178 million assuming no increase in the number of shares of common stock outstanding over the ten-year term.

Aggregate Option Exercises During Fiscal Year 2006

and Option Values at the End of Fiscal Year 2006
	Number of
	Shares		Number of Securities
Name of Individual	Acquired on		Underlying Unexercised		Unexercised In-the-Money
and Position	Exercise	Value Realized	Options at Fiscal Year End		Options at Fiscal Year End
			Exercisable	Unexercisable	Exercisable	Unexercisable

William G. Rankin
Chairman, President
and Chief Executive
Officer	57,500	$ 42,921	849,038	245,000	$ 634,887	$ 376,333

Donald A. French
Treasurer, Secretary
and Chief Financial
Officer	10,000	$ 5,993	639,309	175,000	$ 485,680	$ 264,750

Ronald M. Burton
Vice President
Operations	-0-	$ -0-	50,000	100,000	$ 104,333	$ 141,667

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about the Company’s common stock that may be issued upon the exercise of options granted under the Company’s existing equity compensation plans as of March 31, 2006, including the 1992 Stock Option Plan, which was adopted and approved by the Company’s shareholders effective February 22, 1992, the 2002 Equity Incentive Plan, which was adopted and approved by the Company’s shareholders effective April 3, 2002, the Outside Director’s Stock Option Plan, which was adopted and approved by the Company’s shareholders effective October 11, 1993, the Employee Stock Purchase Plan, which was adopted and approved by the Company’s shareholders effective March 13, 1990, and the Employee Stock Bonus Plan, which was approved by the Company’s shareholders on July 28, 2005:
Number of Securities
Remaining Available
for Future Issuance
	Number of Securities		Under Equity
	to be Issued Upon	Weighted-Average	Compensation Plans
	Exercise of Outstanding	Exercise Price of	(Excluding Securities
Plan Category	Options and Rights	Outstanding Options	Reflected in Column (1))

Equity Compensation Plans
Approved by Security Holders	3,065,610	$ 4.25	1,737,779

Equity Compensation Plans Not
Approved by Security Holders	-	-	-

Total	3,065,610	$ 4.25	1,737,779

Employee Stock Bonus Plan

The Employee Stock Bonus Plan was adopted in the 1980’s by the Board of Directors. The Company’s shareholders were not required to approve the plan. The plan was adopted to provide awards of restricted stock to directors, consultants and employees of the Company. Originally, 500,000 shares were authorized for issuance under the plan. This plan was amended and restated to increase the number of shares available by an additional 500,000 shares and subsequently ratified by the Company’s shareholders on July 28, 2005. As of March 31, 2006, 554,994 shares were available for issuance under the plan.

COMPENSATION AND BENEFITS COMMITTEE

REPORT ON EXECUTIVE COMPENSATION

The Compensation and Benefits Committee of the Board of Directors is responsible for establishing Company policy regarding all elements of executive compensation, including administering the 2002 Equity Incentive Plan and Employee Stock Bonus Plan, and determining how many options or shares will be granted to executive officers and other employees of the Company as a group. The Compensation and Benefits Committee currently consists of Messrs. Drew, Roy and Vanlandingham.

Policy

The Company’s compensation program for its Chief Executive Officer, and all employees generally, is based on beliefs and principles designed to align compensation with business strategy, company values, and management initiatives. The program:

  Rewards the Chief Executive Officer for long-term strategic management and the enhancement of shareholder value by cash remuneration and by delivering appropriate ownership in the Company through the grant of options and restricted stock awards.

  Integrates compensation programs with both the Company’s annual and long-term strategic planning processes.

  Supports a performance-oriented environment that rewards performance with respect to Company goals and financial performance.

  Attracts and retains key executives critical to the long-term success of the Company.

The Company’s compensation package for employees generally, and executive officers, in particular, consists of both cash remuneration and equity based compensation. The Company maintains a variety of benefit programs which are designed to allow the Company to attract and retain talented individuals in a variety of disciplines.

All employees may participate in the following benefit plans upon the attainment of certain entrance requirements:

  UQM Technologies Employee Benefit Plan

  401(K) Retirement Plan of UQM Technologies, Inc.

  UQM Technologies, Inc. Employee Stock Purchase Plan

In addition, employees may be eligible for participation in the following benefit plans at the discretion of the Company’s Board of Directors:

  UQM Technologies, Inc. 2002 Equity Incentive Plan

  UQM Technologies, Inc. Employee Stock Bonus Plan

The Board of Directors believes that equity based compensation is critical to the Company’s ability to attract and retain qualified employees. The Company’s equity based compensation plans are designed to encourage and create ownership in the Company’s common stock, not only by executive officers, but by all employees generally. The Board believes that the equity based plans of the Company meet the objective of aligning key employees’ long-range interests with those of shareholders by providing key employees with the opportunity to build a meaningful stake in the Company. The principal Company plans used to facilitate this objective are the 2002 Equity Incentive Plan, the Employee Stock Bonus Plan and the Employee Stock Purchase Plan. Generally, employees are granted the right to acquire shares of the Company’s common stock under the 2002 Equity Incentive Plan at a fixed price over a term not to exceed ten years at the discretion of the Board of Directors. The Board of Directors subjectively determines the number of shares to be granted, and the grantees based generally on the Company’s performance against goals specified by the Board of Directors and the Boards subjective opinion on the contribution of the grantee to the achievement of such goals. Similarly, the Compensation Committee may grant common stock to employees under the Employee Stock Bonus Plan based on the Company’s performance against goals specified by the board of directors. To further the Company’s goal of encouraging equity ownership, all options granted under the 2002 Equity Incentive Plan and common shares issued under the Employee Stock Bonus Plan provide that holders may not sell stock received through employee benefit programs if the sale of such stock exceeds 10% of the total trading volume of the stock on the date of sale by the option holder on any stock exchange and in the over-the-counter market. In addition, all options granted under the 2002 Equity Incentive Plan provide for incremental vesting over a period of three years and contain restrictions on trading by option holders to specified periods throughout the Company’s fiscal year.

Performance Evaluation of the Chief Executive Officer

The Committee reviewed the performance of the Chief Executive Officer during the year and rated it as good. Under the Chief Executive Officer’s direction, the Company successfully completed a private placement of the Company’s common stock to an institutional investor and successfully built a production engineering group within the Company that secured a multi-million dollar product order. The Compensation and Benefits Committee reviewed survey data of compensation for the Chief Executive Officers of a group of peer companies identified by the Compensation and Benefits Committee. The committee increased Mr. Rankin’s base compensation by $31,000 or 11.97 percent in August of 2005 to a base salary of $290,000. This is the first increase in Mr. Rankin’s base salary since January of 2002. During the fiscal year ended March 31, 2006, Mr. Rankin was also granted stock options to acquire 100,000 shares of common stock. The Compensation and Benefits Committee expects to meet at a future date to consider whether Mr. Rankin should receive a performance bonus based on the achievement of performance related goals for fiscal 2006.

The Company has executed an employment agreement with Mr. Rankin, the Company’s Chairman, President and Chief Executive Officer. The employment agreement provides for the payment of severance benefits to Mr. Rankin if he is terminated "without cause" (as such term is defined in the employment agreement) or upon retirement after age 62 1/2, or upon attaining 25 years of service with the Company (see also "Employment Agreements" below). The Compensation and Benefits Committee believes it advisable to provide compensation to the Chief Executive Officer upon termination of employment. The Compensation and Benefits Committee established the salary in Mr. Rankin’s employment agreement applying the criteria discussed above, and the employment agreement itself was not a factor in determining Mr. Rankin’s salary.

During fiscal 2006 the Compensation and Benefits Committee considered the grant of stock options on five occasions and recommended the grant of options to acquire 478,000 shares of common stock to employees of the Company, of which options to acquire 100,000 shares of common stock, or 20.9 percent, were granted to Mr. Rankin. All options granted during fiscal 2006 to Mr. Rankin are exercisable at an amount equal to the fair market value of the Company’s common stock on the date of grant.

The Compensation and Benefits Committee of the Board of Directors:

Ernest H. Drew

Stephen J. Roy

Donald W. Vanlandingham

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company’s Compensation and Benefits Committee currently consists of three outside directors, Messrs. Drew, Roy and Vanlandingham. During the fiscal year ended March 31, 2006, Messrs. Drew, Roy and Vanlandingham were not an officer or employee of the Company or its subsidiaries, were not a former officer or employee of the Company or its subsidiaries and did not have any relationship with the Company or its subsidiaries requiring disclosure.

EMPLOYMENT AGREEMENTS

The Company has entered into Employment Agreements with Messrs. Rankin and French pursuant to which Mr. Rankin has agreed to serve in his present capacity for a term expiring on December 31, 2010 and Mr. French for a term expiring on December 31, 2007. Pursuant to the Employment Agreements, Messrs. Rankin and French receive an annual base salary of $290,000 and $188,000, respectively. Messrs. Rankin and French also receive the use of an automobile and may receive bonuses and stock options. Messrs. Rankin and French were granted options to acquire 100,000 and 75,000 shares of common stock, respectively, during fiscal 2006.

Messrs. Rankin and French’s Employment Agreements provide that if employment is terminated by the Company without cause during or after the term of the agreement or upon retirement after age 62 1/2, or upon attaining 25 years of service with the Company, the officer shall receive 24 months salary. If the officer terminates employment, he shall receive three months salary, unless the Company is in default, which shall be considered termination by the Company without cause. On termination by the Company following a hostile change of control of the Company, the officer shall receive twice the payment due on a termination by the Company in the absence of a change of control. If an officer dies during employment, his estate shall receive three months compensation. If the officer elects to retire at 62 1/2 years of age or upon attaining 25 years of service with the Company, the officer shall be entitled to continue to participate in the Company’s group health insurance plan (at the officer’s cost) until attaining age 65.

The employment agreements further provide that the Company shall maintain at its expense, life insurance coverage on Messrs. Rankin and French payable to their designees in an amount equal to three times the annual compensation payable to each executive.

Pursuant to the Employment Agreements, Messrs. Rankin and French have agreed to at no time disclose to others any confidential information relating to the business affairs of the Company for any purpose other than the conduct of the Company’s business and each has agreed to assign to the Company all right, title and interest in any inventions and patents developed in whole or in part by them, individually or with others, at any time during the term of the Employment Agreements which relate to the business of the Company.

The Employment Agreements further provide that Messrs. Rankin and French, for a period of one year after the term of their respective Employment Agreements, will not become affiliated with any person, firm or corporation whose business is similar to or in competition with the Company. Messrs. Rankin and French have agreed that for a period of one year after termination of their Employment Agreement, to not induce or attempt to induce any employee of the Company to leave the employ of the Company; nor will they induce or attempt to induce any customer, supplier or licensee to cease doing business with the Company.

BOARD OF DIRECTORS COMPENSATION

In fiscal 1994, the Board of Directors of the Company established the UQM Technologies, Inc. Stock Option Plan for Non-Employee Directors which is designed to encourage directors to participate in the ownership of the Company and therefore to more closely align their interests with those of the Company’s shareholders. The Plan was approved by the Company’s shareholders in February 1994. This plan was amended in 1999 and 2002. Pursuant to these amendments, Directors of the Company who are not officers may elect to receive an annual retainer of $15,000 in cash or the grant of options to acquire that number of shares of the Company’s common stock that is equivalent to $15,000 as determined by utilizing the Black-Scholes option pricing model on the date of grant or a combination of cash and options that together have a fair value of $15,000. Directors electing option grants in lieu of cash compensation may elect option exercise periods ranging from three years to ten years, and must elect to receive options at least six months prior to the anticipated grant date in accordance with the terms of the UQM Technologies, Inc. Stock Option Plan for Non-Employee Directors. Options granted under the plan vest immediately. Directors are also reimbursed for ordinary and necessary expenses of attending meetings. In addition, directors upon their initial election to the Board of Directors, are awarded 2,000 shares of the Company’s common stock at a purchase price of $0.01 per share. Directors who are full-time officers of the Company are not entitled to additional compensation for their service as directors.

The following table sets forth information concerning remuneration to directors of the Company during fiscal 2006:
Number of
Securities
	Underlying	Price		Shares of Common	Cash
Name of Director	Options Granted	Per Share	Expiration Date	Stock Awarded	Compensation

Ernest H. Drew	12,931	$ 3.15	July 27, 2008	-	-

Stephen J. Roy	-	-	-	-	$ 15,000

William G. Rankin (1)	-	-	-	-	-

Jerome H. Granrud	-	-	-	-	$ 15,000

Donald W. Vanlandingham	-	-	-	-	$ 15,000

_____________

(1)    Officers of the Company serve on the Board without additional compensation.

PERFORMANCE GRAPH

The following graph represents the yearly percentage change in the cumulative total return on the common stock of UQM Technologies, Inc., the group of companies comprising the S&P Electrical Equipment Index, and those companies comprising the S&P 500 Index for the five year period from 2001 through 2006:

COMPARISON OF CUMULATIVE FIVE YEAR TOTAL RETURN
$250
$200
$150
$100
$50
$0
Mar01
Mar02
Mar03
Mar04
Mar05
Mar06
UQM TECHNOLOGIES
S&P 500
S&P 500 ELECTRICAL

SECURITY OWNERSHIP OF CERTAIN OWNERS AND MANAGEMENT

The following table shows the ownership of the Company’s $0.01 par value common stock by (i) beneficial owners of 5 percent or more of the Company’s common stock, (ii) each director and nominee director, (iii) the Chief Executive Officer and each other executive officer whose annual salary and bonus exceeds $100,000 and (iv) all directors and executive officers as a group, as of June 12, 2006. Unless otherwise noted, each shareholder exercises sole voting and investment power with respect to the shares beneficially owned:
	Number of Common Shares
Name of Shareholder	Beneficially Owned	Percent of Class (1)
William G. Rankin	852,601	3.29%
Donald A. French	602,569	2.35%
Ronald M. Burton	50,000.20%
Ernest H. Drew	296,049	1.18%
Stephen J. Roy	7,977	- %
Jerome H. Granrud	2,234	- %
Donald W. Vanlandingham	2,000	- %
PowerShares Capital Management (2)	4,788,609	19.06%
Security Management Company, LLC (3)	1,365,188	5.43%
Director and Executive Officers as a Group
(7 persons)	1,828,762	6.87%

(1) Calculated separately for each holder on the basis of the actual number of outstanding shares as of June 12, 2006. Assumes that shares issuable upon exercise of options and warrants held by such person (but not by anyone else) and exercisable within 60 days have been issued as of such date.

(2) The address of PowerShares Capital Management is 301 West Roosevelt Road, Wheaton, Illinois 60187.

(3) The address of Security Management Company, LLC is One Security Benefit Place, Topeka, Kansas 66636-0001.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has entered into indemnification agreements with all members of the Board of Directors and with certain officers. Such agreements provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Colorado law and the Company's Bylaws.

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected Grant Thornton LLP, a registered public accounting firm, as the Company's independent auditors for the fiscal year ending March 31, 2007, and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the annual meeting. Grant Thornton LLP was engaged as the Company's auditors in September 2004. Representatives of Grant Thornton LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company's Bylaws nor other governing documents or law require stockholder ratification of the selection of Grant Thornton LLP as the Company's independent auditors. However, the Audit Committee of the Board is submitting the selection of Grant Thornton LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

To be adopted, the proposal must be approved by the affirmative vote of a greater number of votes cast for the proposal than are cast against the proposal. If a ballot is called for, proxies in the accompanying form appointing the persons whose names are printed therein to act will (unless the proxy form has been marked against or authority to vote is withheld) be voted in favor of the proposal.

Independent Auditor's Fees

The following table represents aggregate fees billed to the Company by Grant Thornton for the fiscal years ended March 31, 2006 and 2005:

	2006	2005
Audit Fees (1)	$231,455	$87,763
Audit Related Fees (2)	$ 40,809	$ 0
All Other Fees	$ 0	$ 0

(1) Audit Fees consist of fees for professional services rendered for the audit of our annual consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports on Form 10-Q. In 2006, audit fees also include fees for professional services rendered for the audits of: (i) management's assessment of the effectiveness of internal control over financial reporting; and (ii) the effectiveness of internal control over financial reporting.

(2) Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported in "Audit Fees." In 2006 this category included fees relating to registration statement filings.

All fees described above incurred in connection with services performed by Grant Thornton LLP were approved by the Audit Committee.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by our independent auditor, Grant Thornton LLP (subject to de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to completion of the audit). The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee of the Board of Directors has determined that the rendering of the services other than audit services by Grant Thornton LLP is compatible with maintaining the principal accountant's independence.

Disagreements with Auditors

In connection with the Company's audits for the fiscal year ended March 31, 2004, and in the subsequent period before KPMG LLP’s resignation, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, that would have caused KPMG LLP to report the disagreement if it had not been resolved to the satisfaction of KPMG LLP. KPMG LLP's reports on the financial statements for the fiscal year ended March 31, 2004 did not contain an adverse opinion or disclaimer of an opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. KPMG LLP’s letter to the Securities and Exchange Commission stating its agreement with the statements in this paragraph is filed as an exhibit to the Company's Current Report on Form 8-K dated September 21, 2004.

PROPOSALS BY SHAREHOLDERS

To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing by February 20, 2007 to UQM Technologies, Inc., Attn: Corporate Secretary, 7501 Miller Drive, P.O. Box. 439, Frederick, Colorado 80530. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholders' proposals and the provisions of our Bylaws.

Our Bylaws provide that any proposals by shareholders for the next Annual Meeting will not be acted on at the meeting unless they are received at our principal executive offices not less than 60 days nor more than 90 days before the meeting. Our Bylaws also provide that nominations to the Board of Directors for the 2007 Annual Meeting may not be made by shareholders unless written notice is received by the secretary of the Company before March 14, 2007. You should review our bylaws, which contain additional requirements about advance notice of shareholder proposals and director nominations.

If we are not notified of intent to present a proposal at our 2007 annual meeting by April 26, 2007, we will have the right to exercise discretionary voting authority with respect to any proposal, if presented at the meeting, without including information regarding such proposal in our proxy materials.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors is not aware of any other matters to be presented for action at the meeting, nor has it been advised that others will present any other matters. If any other matters do properly come before the meeting, the proxy holders intend to vote the proxies held by them in accordance with their best judgment on such matters.

ANNUAL REPORT

Upon the receipt of a written request from any shareholder, the Company will mail, at no charge to the shareholder, a copy of the Company’s fiscal 2006 Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Exchange Act. Written requests for such Report should be directed to:

Secretary

UQM Technologies, Inc.

7501 Miller Drive

P.O. Box 439

Frederick, Colorado 80530

Phone (303) 278-2002

The Company’s Annual Report on Form 10-K is also available on the Company’s web site at www.uqm.com or at the web site that the Securities and Exchange Commission maintains at www.sec.gov.

APPROVAL OF DIRECTORS

The Board of Directors of the Company has approved the contents of this proxy statement and its mailing to the shareholders.

/s/Donald A. French

Donald A. French, Secretary

Attachments:

A – Audit Committee Charter

Appendix A – Audit Committee Charter

I. PURPOSE.

The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process, including by overviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company’s systems of internal accounting and financial controls, and the annual independent audit of the Company’s financial statements.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose.

The Board and the Committee are in place to represent the Company’s shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

The Committee shall review the adequacy of this Charter on an annual basis.

II. MEMBERSHIP.

The Committee shall be comprised of not less than three members of the Board, and the Committee’s composition will meet the requirements of the Audit Committee Policy of the National Association of Securities Dealers (the "NASD").American Stock Exchange.

Accordingly, all of the members will be directors:

1. Who have no relationship to the Company that, in the opinion of the Board, may interfere with the exercise of their independence from management and the Company; and

2. Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee.

In addition, at least one member of the Committee will have accounting or related financial management expertise.

The members of the Committee shall be elected by the Board at the annual meeting of the Board and shall serve until their successors shall be duly elected and qualified. Unless a chair is elected by the Board, the members of the Committee may designate a chair by majority vote of the full Committee membership.

III. RESPONSIBILITIES AND DUTIES.

The Committee’s job is one of oversight and it recognizes that the Company’s management is responsible for preparing the Company’s financial statements and that the outside auditor is responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management including the internal audit staff, as well as the outside auditor, have more time, knowledge and more detailed information on the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the outside auditor’s work.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances. The responsibilities and duties of a member of the Committee are in addition to those duties set out for a member of the Board.

1. The Committee shall provide an open avenue of communication between the outside auditor, financial and senior management, the internal auditing department and the Board.

2. The Committee shall meet at least four times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

3. The Committee shall meet at least annually with the director of internal auditing, the outside auditor, and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Committee.

4. The Committee shall review with management and the outside auditor the audited financial statements to be included in the Company’s Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditor the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61.

5. As a whole, or through the Committee chair, the Committee shall review with the outside auditor the Company’s interim financial results to be included in the Company’s quarterly reports to be filed with Securities and Exchange Commission and the matters required to be discussed by SAS No. 61; this review will occur prior to the Company’s filing of the Form 10-Q.

6. The Committee shall discuss with management and the outside auditor the quality and adequacy of the Company’s internal controls.

7. The Committee shall:

a. request from the outside auditor annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

b. discuss with the outside auditor any such disclosed relationships and their impact on the outside auditor’s independence; and

c. recommend that the Board take appropriate action in response to the outside auditor’s report to satisfy itself of the auditor’s independence.

8. The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), approve compensation of, evaluate and, where appropriate, replace the outside auditor.

9. The Committee shall:

a. report Committee actions to the Board with such recommendations as the Committee may deem appropriate; and

b. prepare a letter for inclusion in the annual report that describes the Committee’s composition and responsibilities, and how they were discharged.

10. The Committee shall establish procedures for:

a. the receipt, retention, and treatment of complaints received by the issuer regarding accounting, internal controls, or auditing matters; and

b. the confidential, anonymous submission by employees of information regarding questionable accounting or auditing matters.

11. The Committee shall perform such other functions consistent with this Charter, the Company’s bylaws and governing law as the Board deems necessary or appropriate.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

UQM Technologies, Inc., 7501 Miller Drive, Frederick, Colorado 80530

The undersigned hereby appoints William G. Rankin and Donald A. French as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of common stock of UQM Technologies, Inc. held of record by the undersigned on June 16, 2006 at the Annual Meeting of Shareholders to be held on August 2, 2006 or any adjournment thereof.

___________________________________________________________________

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW:

1.   TO ELECT FIVE DIRECTORS TO THE COMPANY'S BOARD OF DIRECTORS TO HOLD OFFICE UNTIL THE NEXT ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR SUCCESSORS ARE ELECTED.

William G. Rankin            Ernest H. Drew         Stephen J. Roy           Jerome H. Granrud                Donald W. Vanlandingham

ELECTION OF DIRECTORS    [  ] FOR all nominees listed above (except as marked to the contrary above)   [  ] WITHHOLD AUTHORITY to vote for all nominees listed above

(INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name above.)

2.   Proposal to ratify the appointment of Grant Thornton LLP to act as independent auditors for the fiscal year ending March 31, 2006

                                                      [  ] FOR              [  ] Against             [  ] Abstain

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

The Board of Directors is not aware of any other matters to be presented at the meeting for approval by the shareholders.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NAMED NOMINEES AND FOR PROPOSAL 2.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated __________________, 2006

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

_____________________________________  Signature

 _____________________________________Signature, if held jointly